UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2008

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the May 8, 2008 Annual Meeting, the shareholders of Avista Corporation approved a proposal for an amendment of the Restated Articles of Incorporation to change from a plurality voting standard to a majority voting standard in uncontested elections of directors and to eliminate cumulative voting. For further details, see Avista Corporation’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2008.

As a result of the amendment to the Restated Articles of Incorporation, a conforming amendment was made to the bylaws of Avista Corporation on May 9, 2008. A complete copy of the Bylaws of Avista Corporation, as amended May 9, 2008, is filed as exhibit 3(ii).

Specifically, section 5 of Article II and Section 11 of Article III of the Bylaws of Avista Corporation have been changed to eliminate references to cumulative voting.

Section 5 of Article II, which previously stated: “At every meeting of shareholders each holder of stock entitled to vote thereat shall be entitled to one vote for each share of such stock held in his name on the books of the Corporation, subject to the provisions of applicable law and the Articles of Incorporation, and may vote and otherwise act in person or by proxy; provided, however, that in elections of directors there shall be cumulative voting as provided by law and by the Articles of Incorporation.” has been amended to state: “At every meeting of shareholders each holder of stock entitled to vote thereat shall be entitled to one vote for each share of such stock held in his name on the books of the Corporation, subject to the provisions of applicable law, and may vote and otherwise act in person or by proxy.”

Section 11 of Article III, which previously stated: “Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the Corporation entitled generally to vote in the election of directors voting together as a single class, at a meeting of shareholders called expressly for that purpose; provided, however, that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against the removal of such director would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director is a part. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.” has been amended to state: “Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the Corporation entitled generally to vote in the election of directors voting together as a single class, at a meeting of shareholders called expressly for that purpose. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3(ii)	Bylaws of Avista Corporation, as amended May 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: May 14, 2008	/s/ Marian M. Durkin
Marian M. Durkin Senior Vice President, General Counsel and Chief Compliance Officer